Exhibit 10.16

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT ("Agreement"), dated as of January 11, 2002, is by and between investors listed on signature page, ("Purchaser"), and Remedent USA, Inc., a Nevada corporation ("Seller") (collectively, the "Parties").

                               W I T N E S S E T H

         WHEREAS, Seller has offered for sale to Purchaser units of its securities (the "Units"), each unit consisting of one share of common stock (the "Shares") and 0.2 warrants exercisable at $0.50 for a term of five years (the "Warrants"), at a purchase price of $0.08 per Unit (the "Purchase Price").

         WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller, Units upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

                                    ARTICLE 1
                         SALE AND PURCHASE OF THE UNITS

         1.1 Sale of the Units. Upon execution of this Agreement (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER shall sell to PURCHASER, and PURCHASER shall purchase from SELLER, the Units.

         1.2 Instruments of Conveyance and Transfer. As soon as practicable after the Closing, SELLER shall deliver a certificate or certificates representing the Units of SELLER to PURCHASER sufficient to transfer all right, title and interest in the Units to PURCHASER.

         1.3 Consideration and Payment for the Units. In consideration for the Units, PURCHASER shall pay a purchase price of a total of Two Hundred Seventy Thousand ($270,000) ($0.08 per Unit) ("Purchase Price"), in amounts listed on signature page.

                                    ARTICLE 2
              REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

         2.1      Seller hereby represents and warrants that:

(a) This Agreement and the Units issuable hereunder have been duly authorized by the appropriate corporate action of Seller.

(b) Seller shall transfer title, in and to the Units to Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

(c) Refer to "Registration Rights Agreement" for timeframe of registration and delivery of shares.

(d) If the Company shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company will use its best efforts timely to file all reports required to be filed from time to time with the SEC (including but not limited to the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Act). If there is a public market for any securities of the Company at any time that the Company is not subject to the reporting requirements of either of said Section 13 or 15(d), the Company will, upon the request of Holder, use its best efforts to make publicly available the information concerning the Company referred to in subparagraph (c)(2) of said Rule 144. The Company will furnish to Holder, promptly upon request, (i) a written statement of the Company's compliance with the requirements of subparagraphs (c)(1) or (c)(2), as the case may be, of said Rule 144, and (ii) written information concerning the Company sufficient to enable Holder to complete any Form 144 required to be filed with the SEC pursuant to said Rule 144.

         2.2      Purchaser represents and warrants to Seller as follows:

                  (a) Purchaser has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Units offered by Seller of the size contemplated. Purchaser represents that Purchaser is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Purchaser has had a full opportunity to inspect the books and records of the Seller and to make any and all inquiries of Seller officers and directors regarding the Seller and its business as Purchaser has deemed appropriate.

                  (b) Purchaser is an "Accredited Investor" as defined in Regulation D of the Securities Act of 1933 (the "Act") or Purchaser, either alone or with Purchaser's professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Seller or any affiliate or selling agent of Seller, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Units offered by Seller and of making an informed investment decision with respect thereto and has the capacity to protect Purchaser's own interests in connection with Purchaser's proposed investment in the Units.

                  (c) Purchaser is acquiring the Units solely for Purchaser's own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Units.

                  (d) Purchaser will not sell or otherwise transfer the Units without registration under the Act or an exemption therefrom and fully understands and agrees that Purchaser must bear the economic risk of Purchaser's purchase for an indefinite period of time because, among other reasons, the Units have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

         3.2 Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

         To Purchaser:         As listed on signature page
         ------------


         To Seller:            Remedent USA, Inc.
         ----------
                               17555 Ventura Blvd. Suite 200
                               Encino, CA  91316
                               Fax:  (818) 922-0584
                               Attn: Stephen F. Ross, Chief Financial Officer

         With Copy To:         Oswald & Yap
         ------------
                               16148 Sand Canyon Ave.
                               Irvine, CA  92618
                               Fax: (949) 788-8980
                               Attn: Lynne Bolduc, Esq.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

         3.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

         3.4 Choice of Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

         3.5 Jurisdiction. The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

         3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         3.7 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

         3.8 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

Seller

Remedent USA, Inc.,
a Nevada corporation


___/s/ Stephen F. Ross________________
By: Stephen F. Ross
Its: Chief Financial Officer

Purchaser

    PLEASE CHECK ONE:

    I. If I am an individual, I certify that I am an "accredited investor" because:

    _______ I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year; or my spouse and I had joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

    OR
    _______ I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000 (including home and personal property).

    II. If PURCHASER is a corporation, partnership, employee benefit plan or IRA, it certifies as follows:

    A. Has the subscribing entity been formed for the specific purpose of investing in the Securities?

                      YES                            NO
          -----------                    -----------

If your answer to question A is "No" CHECK whichever of the following statements (1-5) is applicable to you. If your answer to question A is "Yes" the subscribing entity must be able to certify to statement (B) below in order to qualify as an "accredited investor".

         The undersigned entity certifies that it is an "accredited investor" because it is:

    1. _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or

    2. _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

    3. ___ ___ each of its shareholders, partners, or beneficiaries meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also CHECK the appropriate space in that section; or

    4. _______ the plan is a self directed employee benefit plan and the investment decision is made solely by a person that meets at least one of the conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS; or

    5. _______ a corporation, a partnership or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

B. If the answer to Question A above is "Yes," please certify the statement below is true and correct:

         _______ The undersigned entity certifies that it is an accredited investor because each of its shareholder or beneficiaries meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also CHECK the appropriate space in that section.

    III.   If PURCHASER is a Trust, it certifies as follows:

A. Has the subscribing entity been formed for the specific purpose of investing in the Securities?

              YES                         NO
        ----                         ----

If your answer to question A is "No" CHECK whichever of the following statements (1-3) is applicable to the subscribing entity. If your answer to question A is "Yes" the subscribing entity must be able to certify to the statement (3) below in order to qualify as an "accredited investor".

         The undersigned trustee certifies that the trust is an "accredited investor" because:

    _______1) the trust has total assets in excess of $5,000,000 and the investment decision has been made by a "sophisticated person"; or

    _______2) the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Act), a saving and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; or

    _______3) the undersigned trustee certifies that the trust is an accredited investor because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also CHECK the appropriate space in that section.

Kolsteeg Beleggingsmaatschappij B.V.
Manegelaantje 10
3062 CV Rotterdam
The Netherlands
Investment - $80,000
Shares Purchased - 1,000,000
Warrants Received - 200,000                                   /s/ Fred Kolsteeg
                                                              ------------------

Robert L. Funcken
Walmolenerf 45
2807 DD Gouda
The Netherlands
Investment - $30,000
Shares Purchased - 375,000
Warrants Received - 75,000                           /s/ Robert L. Funcken
                                                     ---------------------

Hans Kramers
Raadhuislaan 7
2242 CR Wassenaar
The Netherlands
Investment - $60,000
Shares Purchased - 750,000
Warrants Received - 150,000                                   /s/ Hans Kramers
                                                              ----------------

New BitSnap N.V.
Xavier De Cocklaan 42
9831 Deurle
Belgium
Investment - $13,200
Shares Purchased - 165,000
Warrants Received - 33,000                           /s/ Guy De Vreese
                                                     -----------------

Lausha N.V.
Kapitteldreef 33
9830 St. Martens Latem
Belgium
Investment - $86,800
Shares Purchased - 1,085,000
Warrants Received - 217,000                                   /s/ Guy De Vreese
                                                              -----------------